Exhibit 99.1

Investor Contact: Jeremy Friedman

Executive Vice President and Chief Financial Officer

978 570 6900

Jeremy.friedman@accellent.com

FOR IMMEDIATE RELEASE

Accellent Inc. Announces Fourth Quarter and Full Year 2010 Results

Wilmington, MA (March 24, 2011) – Accellent Inc. (the “Company”), a wholly owned subsidiary of Accellent Holdings Corp. (“Accellent”), today announced results for its fiscal fourth quarter and full year ended December 31, 2010.

“Our fourth quarter 2010 Revenue and Adjusted EBITDA increased 19.3% and 11.5%, respectively, compared to the same period in 2009. Continued focus on improving our selling efforts and operational performance, combined with a comparison to a weak fourth quarter of 2009, provided a strong finish to 2010,” said Donald Spence, President and CEO of Accellent. “In addition, during the quarter we completed the refinancing of our senior subordinated debt, which will afford the company added flexibility to achieve its goals by extending its nearest long-term debt maturity to 2017.”

Fourth Quarter 2010 Financial Results

Net sales increased 19.3% to $132.1 million in the fourth quarter of 2010 compared with $110.8 million in the fourth quarter of 2009. Income from operations was $17.4 million in the fourth quarter of 2010 compared to $13.4 million in the fourth quarter of 2009. Our net loss was $15.4 million in the fourth quarter of 2010, compared with net income of $0.4 million in the fourth quarter of 2009. Our net loss in the fourth quarter of 2010 includes $14.9 million of costs associated with the Company’s refinancing of its senior subordinated debt during the fourth quarter of 2010.

Adjusted EBITDA for the fourth quarter of 2010 was $28.5 million, or 21.6% of net sales, compared to Adjusted EBITDA of $25.6 million, or 23.1% of net sales, in the fourth quarter of 2009.

Year Ended December 31, 2010 Financial Results

Net sales increased 5.9% to $507.0 million in 2010 compared with $478.8 million in 2009. Income from operations was $68.5 million in 2010, compared to $59.6 million in

2009. Our net loss was $24.5 million in 2010 compared with a net loss of $1.1 million in 2009. Our net loss in 2010 includes $20.9 million of costs associated with the Company’s refinancing transactions in 2010.

Adjusted EBITDA in 2010 was $110.1 million, or 21.7% of net sales, compared to Adjusted EBITDA of $109.8 million, or 22.9% of net sales, in 2009.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Conference Call

Donald Spence, President and Chief Executive Officer, and Jeremy A. Friedman, Executive Vice President and Chief Financial Officer, will discuss our fourth quarter and full year 2010 financial results in a conference call scheduled for today, March 24, 2011 at 5 p.m. Eastern Daylight Time. The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (866) 761-0749 pass code 44847959. Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software. A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 93038304 until March 31, 2011.

About Accellent

Accellent provides fully integrated outsourced manufacturing and engineering services to the medical device industry primarily in the cardiology, endoscopy and orthopaedic markets. Accellent has broad capabilities in precision component fabrication, finished device assembly, complete supply chain management capabilities and engineering services. These capabilities enhance customers’ speed to market and return on investment by enabling them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2009 filed with the Securities an Exchange Commission on March 31, 2010. All forward-looking statements are expressly qualified in their entirety by such risk factors.

Accellent Inc.

Condensed Consolidated Statements of Operations

(in thousands)

(unaudited)

	Three Months Ended December 31, 2009	Three Months Ended December 31, 2010
Net sales	$110,767	$132,136
Cost of sales (exclusive of amortization)	82,935	98,376

Gross profit	27,832	33,760

Operating expenses:
Selling, general and administrative expenses	9,597	12,280
Research and development expenses	11	435
Restructuring charges	884	(117)
Amortization of intangible assets	3,734	3,734
Loss on disposal of property and equipment	162	2

Total operating expenses	14,388	16,334

Income from operations	13,444	17,426

Interest expense, net	(13,404)	(18,900)
Loss on debt extinguishment	—	(14,877)
Other income, net	1,848	2,045

Income (loss) before income taxes	1,888	(14,306)

Provision for income taxes	1,516	1,084

Net income (loss)	$372	$(15,390)

Accellent Inc.

Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31, 2009	Three Months Ended December 31, 2010
Net income (loss)	$372	$(15,390)
Interest expense, net	13,404	18,900
Provision for income taxes	1,516	1,084
Depreciation and amortization	9,527	9,391

EBITDA (1)	$24,819	$13,985

Restructuring charges	884	(117)
Stock-based compensation – employees	(212)	303
Stock-based compensation – non-employees	23	22
Employee severance and relocation	389	1,018
Chief executive recruiting costs	310	—
Currency transaction (gain)	(197)	(920)
Gain on derivative instruments	(1,516)	(999)
Loss on disposal of property and equipment	162	2
Franchise taxes	—	25
Plant closure costs and other	579	5
Loss on debt extinguishment	—	14,877
Management fees to stockholder	348	319

Adjusted EBITDA (1)	$25,589	$28,520

Accellent Inc.

Condensed Consolidated Statements of Operations

(in thousands)

(unaudited)

	Year Ended December 31, 2009	Year Ended December 31, 2010
Net sales	$478,793	$506,954
Cost of sales (exclusive of amortization)	347,783	369,250

Gross profit	131,010	137,704

Operating expenses:
Selling, general and administrative expenses	47,725	52,002
Research and development expenses	2,064	2,393
Restructuring charges	5,727	(117)
Amortization of intangible assets	14,939	14,939
Loss on disposal of property and equipment	966	15

Total operating expenses	71,421	69,232

Income from operations	59,589	68,472

Interest expense, net	(56,569)	(73,939)
Loss on debt extinguishment	—	(20,882)
Other (expense) income, net	(514)	6,211

Income (loss) before income taxes	2,506	(20,138)

Provision for income taxes	3,576	4,365

Net loss	$(1,070)	$(24,503)

Accellent Inc.

Reconciliation of Net Loss to EBITDA to Adjusted EBITDA

(in thousands)

(unaudited)

	Year Ended December 31, 2009	Year Ended December 31, 2010
Net loss	$(1,070)	$(24,503)
Interest expense, net	56,569	73,939
Provision for income taxes	3,576	4,365
Depreciation and amortization	37,128	37,358

EBITDA (1)	$96,203	$91,159

Restructuring charges	5,727	(117)
Stock-based compensation – employees	617	695
Stock-based compensation – non-employees	93	90
Employee severance and relocation	1,968	1,942
Chief executive recruiting costs	310	—
Currency transaction loss (gain)	900	(1,467)
Gain on derivative instruments	(425)	(4,511)
Loss on disposal of property and equipment	966	15
Franchise taxes	—	179
Plant closure costs and other	2,243	49
Loss on debt extinguishment	—	20,882
Management fees to stockholder	1,216	1,231

Adjusted EBITDA (1)	$109,818	$110,147

Accellent Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	December 31, 2009	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$33,785	$40,787
Accounts receivable, net	44,815	54,011
Inventory	55,571	66,028
Prepaid expenses and other current assets	4,008	2,650

Total current assets	138,179	163,476
Property, plant and equipment, net	117,976	121,037
Goodwill	629,854	629,854
Intangible assets, net	179,566	164,626
Deferred financing costs and other assets, net	13,400	19,083

Total assets	$1,078,975	$1,098,076

Liabilities and Stockholder’s equity
Current liabilities:
Current portion of long-term debt	$7	$9
Accounts payable	23,910	24,025
Accrued expenses and other current liabilities	31,749	46,682

Total current liabilities	55,666	70,716
Note payable and long-term debt	684,650	712,675
Other long-term liabilities	32,143	34,177

Total liabilities	772,459	817,568
Stockholder’s equity	306,516	280,508

Total liabilities and stockholder’s equity	$1,078,975	$1,098,076

(1)	EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, provision for income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to give effect to certain non-cash items and other adjustments, all of which are defined in the indentures governing our debt. The adjustments include adjustments for restructuring charges and related plant closure costs, gains and losses on derivative instruments, gains and losses resulting from the disposal of property and equipment, currency transaction gains and losses, stock compensation charges, severance and relocation costs, franchise taxes, losses on debt extinguishment, and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors. We consider it an important supplemental measure of our performance and we believe that both are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers.